Exhibit 99.1

PUGET SOUND BANCORP INC C/O TRANSFER ONLINE, INC. 512 SE SALMON ST PORTLAND, OR 97214
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on January 3, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time on January 3, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	[X]	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
proposals 1 and 2.
1 Approval of the Agreement and Plan of Merger, dated as of July 26, 2017, by and between Heritage Financial
Corporation and Puget Sound Bancorp, Inc.

2 A proposal of the Puget Sound board of directors to adjourn or postpone the special meeting, if necessary or appropriate to solicit additional proxies in favor of the merger agreement.

NOTE: Any other business that may be properly submitted to a vote at the special meeting or any adjournment or postponement of the special meeting.
For Against Abstain [ ] [ ] [ ] [ ] [ ] [ ]
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement/Prospectus is available at www.proxyvote.com

PUGET SOUND BANCORP, INC.
REVOCABLE PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JANUARY 4, 2018
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. Dineen and James R. Mitchell, Jr. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Puget Sound Bancorp, Inc., which the undersigned is entitled to vote at the special meeting of shareholders, to be held at Daniel's Broiler located at 10500 NE 8th Street, Bellevue, Washington on Thursday, January 4, 2018, at 3:00 p.m., local time, and at any adjournments thereof, as indicated.

(This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for proposals 1 and 2. If any other business is presented at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.)

Continued and to be signed on reverse side